UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: July 28, 2008

Date of earliest event reported: July 22, 2008

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PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2008, Pacific Asia Petroleum, Inc. (the “Company”) (PFAP.PK) appointed James F. Link to its Board of Directors, effective July 22, 2008.  Mr. Link, 63, retired from the position of Vice President of Finance and Risk Management and Treasurer of Texaco Inc. upon its merger with Chevron Corporation in 2001.  He earned a bachelor of Business Administration degree in Accounting in 1966 and a Master of Business Administration degree in 1968, both from Memphis State University.  Mr. Link served from 1969 to 1971 as a Lieutenant in the U.S. Army Finance Corps.  He joined the Comptroller’s Department of Texaco in New York in 1971.  Mr. Link was named Manager of Texaco’s Corporate Financial Reporting Office in 1979.  In 1984 he was named Assistant to the Senior Vice President and Chief Financial Officer of Texaco.  He was named as Texaco’s Director of Corporate Finance in the Finance Department in 1986.  He was appointed Assistant Treasurer of Texaco in 1989 and was named Senior Assistant Treasurer in 1991.  Mr. Link assumed in 1993 the responsibilities of Fiscal Director and Comptroller of Texaco U.S.A. headquartered in Houston, Texas.  In 1995, Mr. Link was elected Treasurer of Texaco and, in 1999, he was elected Vice President of Finance and Risk Management.  He served as a Director of Caltex Corporation, Texaco’s refining, marketing joint venture with Chevron, which operated throughout Asia, Africa, the Middle East and Australia.  He also served as a Director of Equilon LLC, a refining, marketing joint venture with Shell Oil, operating primarily in the Western and Mid-Western United States.

Mr. Link is a Board Member of Nehemiah Commission, a not-for-profit social services agency providing services to “at-risk” children in Fairfield and New Haven counties in Connecticut.  He also is a Board Member of the Oak Hill School-CT Institute for the Blind Foundation, headquartered in Hartford, Connecticut which helps people with disabilities in communities throughout Connecticut.

There are no arrangements or understandings between Mr. Link and any other persons pursuant to which Mr. Link was selected as a director.  Mr. Link is currently serving as a member of each of the Company’s newly formed Nominating Committee, Compensation Committee and Audit Committee of the Board of Directors, and serves as Chairman of the Audit Committee.   Effective upon his appointment to the Board of Directors and the Audit Committee on July 22, 2008, the Board of Directors approved the grant to Mr. Link of 10,000 shares of the Company’s restricted Common Stock in consideration for his joining the Company’s Board of Directors (the “Board Grant”), and an additional 20,000 shares of the Company’s restricted Common Stock in consideration for his joining the Audit Committee as its Chairman and “audit committee financial expert” under applicable Securities and Exchange Commission rules (the “Audit Chairman Grant”), each grant being issued under the Company’s 2007 Stock Plan.  The restricted stock is subject to the terms and conditions of restricted stock purchase agreements entered into by and between the Company and Mr. Link and the 2007 Stock Plan, and are subject to a Company repurchase option that lapses as follows:  (i) with respect to the 10,000 share Board Grant, 50% of the shares on January 22, 2009, and the balance 50% on July 22, 2009, so long as Mr. Link remains a director, employee of, or consultant to the Company; and (ii) with respect to the 20,000 share Audit Chairman Grant, 50% of the shares on July 22, 2009, and the balance 50% on July 22, 2010, so long as Mr. Link continues to serve as the Chairman of the Audit Committee.

A copy of the press release announcing the appointment of Mr. Link is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2008

Pacific Asia Petroleum, Inc.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

 Index to Exhibit

Exhibit Number	Description
99.1	Press Release